UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 11, 2006
                                                          --------------

                          Navstar Media Holdings, Inc.
                          -----------------------------
               (Exact name of registrant as specified in charter)

            Nevada                     000-50340               752980786
            -------                    ----------              ---------
 State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                         26, Chaowai Road, Suite A2205,
                    Chaoyang District, Beijing, 100020, China
                    -----------------------------------------
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                               Phone: 646.688.4413
                                Fax: 646.349.3864

                         Premier Document Services, Inc.
                         -------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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SECTION 2 -- FINANCIAL INFORMATION

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     As used in this report, "we", "us", "our" or "Company" refer to Navstar media Holdings, Inc., a Nevada corporation.

     As disclosed on our current report on Form 8-K filed with the Commission on March 11, 2006, we signed a Master Agreement with the shareholders of Beijing Broadcasting and Television Media Co., Ltd. ("Beijing Media") to acquire operational control of Beijing Media and acquire a 70% ownership interest in Beijing Media. Pursuant to the Agreement, the Company agreed to issue up to 2,400,000 million shares of its common stock to the existing shareholders of Beijing Media, out of which 900,000 shares of the common stock of Company were to be set aside in escrow for securing a pre-Olympics 2008 Beijing Games sport mini-series featuring top Chinese athletes. According to the original agreement, these 900,000 shares shall be returned back to the Company and cancelled if the show cannot be secured but the Company is considering waiving this condition on these 900,000 shares in view of the other contributions made by Beijing Media in providing programming and other business opportunities.

     According to the audited financial statement filed with this current report, Beijing Media generated a total revenue of US$1,277, 659 and a net income of US$561,312 for the fiscal year of 2005 with a total assets of US$2,456,010 and shareholders equity of US$1,939,625 as of December 31, 2005.

     Beijing Media dates back to 2000 when its predecessor was founded. Beijing Media has produced approximately 10,000 hours of programming over the years. Beijing Media counts among its customers, CCTV, for which it produces approximately 500 hours of programming a year, Beijing Television Station, Beijing Digital and Mobile Television Station, Shanghai Television Station, Guangzhou Television Station and many other television stations. Beijing Media has a full set of pre and post production editing equipment, including 15 pieces pre-production equipment, 10 pieces of non-linear editing equipment and 2 pieces linear editing equipment. Beijing Media is lead by a team of well-trained professionals with solid background of content production and distribution. Beijing Media's top management and creation team are well respected in the industry.

     The acquisition of Beijing Media is very important to the Company as it will provide the Company with a platform for the TV syndicated programming production and other content production and management. The Company is in the process of consolidating its TV content production capabilities under the umbrella of Beijing Media to streamline and more effectively manage the content production business operations.

     Company hereby files the financial statements as incorporated in Item 9.01 of our filing of Form 8-K current report dated March 17, 2006.


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Item 9.01    Exhibits.

     (d)  Exhibit

          Exhibit
           Number        Description of Exhibit
          --------       ---------------------------------------------------
            10.1         Beijing Media - Financial Statements 12/31/2005 and
                         3/31/2006




                                   SIGNATURES

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Navstar Media Holdings, Inc.
                                                        (Registrant)

                                                     /s/ Don Lee
                                                     -----------------
                                                       (Signature)
Date:  May 19, 2006                                      Don Lee





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